Exhibit 10.7

TRIBUNE PUBLISHING COMPANY
2014 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made by and between Tribune Publishing Company, a Delaware corporation (the “Company”), and the director whose name is set forth below (the “Participant”), and is dated as of [DATE] (the “Date of Grant”). Pursuant to this Agreement, the Company hereby grants to the Participant the number of Restricted Stock Units set forth below (“RSUs”), each of which represents an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the Participant upon settlement one share of Common Stock (“Common Stock”) of the Company (or cash equal to the Fair Market Value thereof) as set forth herein. The RSUs are subject to all of the terms and conditions set forth in this Agreement as well as all of the terms and conditions of the Tribune Publishing Company 2014 Omnibus Incentive Plan (as amended from time to time in accordance with the terms thereof, the “Plan”). Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

Participant:	[NAME]
Number of RSUs:	[●]

1.Vesting Schedule; Restricted Period. The Restricted Period of an RSU shall begin on the Date of Grant and end on the earlier of (a) the first anniversary of the Date of Grant and (b) the day immediately prior to the first annual meeting of stockholders of the Company after the Date of Grant (such earlier date “Vesting Date”). Provided that the Participant has not undergone a termination of service with the Company and its Affiliates prior to the applicable Vesting Date, the RSUs shall vest and become Released Units upon the Vesting Date.
2.    Settlement.
(a)    Delivery of Shares or Cash. Except as otherwise expressly provided below, as soon as practicable following the applicable Vesting Date (but in no event later than the next regular payroll date of the Company following such Vesting Date), the Company shall issue or transfer to the Participant, or cause to be issued or transferred to the Participant, one share of Common Stock in respect of each RSU that became a Released Unit as of such Vesting Date; provided, however, that in accordance with Section 11(c)(ii) of the Plan, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of Released Units. If a cash payment is made in respect of any RSUs in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common

Stock as of the applicable Vesting Date, less an amount equal to any federal, state, local, and non–U.S. income and employment taxes required to be withheld in respect of such RSUs.
(b)    Tax Withholding. In connection with any settlement of RSUs, the Participant will be required to satisfy any applicable withholding tax obligations as provided in Section 17(c) of the Plan.
(c)    Compliance with Laws. The granting and settlement of the RSUs, and any other obligations of the Company under this Agreement shall be subject to all Applicable Laws and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of Common Stock hereunder as the Committee may consider appropriate and may require the Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock hereunder in compliance with Applicable Law.
3.    Termination of Service.
(a)    Death or Disability. Upon termination of service of the Participant by reason of death or Disability, the unvested portion of the RSUs shall become fully vested and nonforfeitable.
(b)    For Cause. If the Participant’s service is terminated for Cause, all RSUs (whether or not then vested) shall automatically be forfeited and terminate immediately for no consideration.
(c)    Any Other Reason. Upon termination of service of the Participant for any other reason (i.e., other than by reason of death, Disability, or for Cause), the unvested portion of the RSUs shall terminate and be forfeited for no consideration.
4.    Change in Control. In the event of a Change in Control occurring prior to the applicable Vesting Date, the unvested portion of the RSUs shall vest and the Restricted Period on all such RSUs shall lapse.
5.    General.
(a)    No Rights as Stockholder; Dividend Equivalents. The Participant shall not be deemed for any purpose to be the owner of any shares of Common Stock subject to the RSUs unless and until such shares shall have been issued and delivered to the Participant. In the event that the Company pays any ordinary dividends in cash on the Common Stock during the period (and to the extent) the RSUs remain outstanding, the Company shall credit dividend equivalents to an account for the Participant on the terms and conditions specified below. The dividend equivalents shall equal the dividends that would have been paid with respect to the shares of Common Stock underlying the RSU had such shares been outstanding at the record date for any such dividends. The dividend equivalents credited hereunder shall accumulate, without interest, and be paid in cash at the time any applicable Released Units are settled, or shall be forfeited at the time the corresponding RSUs are forfeited.
(b)    Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the RSUs, the Participant acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that this Agreement does not create any contractual or other right to receive future grants of RSUs or any other Award; (iii) that participation in the Plan is voluntary; (iv) that the value of the RSUs is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (v) that the future value of the Common Stock is unknown and cannot be predicted with certainty.
(c)    No Rights to Continued Service. Neither this Agreement nor any action taken hereunder shall be construed as giving the Participant any right to be retained as a director or otherwise in the service of the Company or any of its Affiliates.
(d)    Delivery of Documents. The Participant agrees that the Company may deliver by email all notices and documents relating to the Plan or the RSUs (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). The Participant also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify the Participant by email or such other reasonable manner as then determined by the Company.
(e)    Confidentiality. The Participant acknowledges having read and understood the Company’s policies on confidentiality as set forth in the Company’s Code of Ethics and Business Conduct and the Policy on Trading in Securities (collectively, the “Confidentiality Policies”) and hereby agrees that during the Participant’s service with the Company and its Affiliates and any time thereafter, the Participant will continue to abide by the terms of the Confidentiality Policies, including with respect to any materials or information received in connection with the RSUs.
(f)    Data Privacy Consent. As a condition of the grant of the RSUs, the Participant consents to the collection, use and transfer of personal data as described in this paragraph. The Participant understands that the Company and its Affiliates hold certain personal information about the Participant, including his or her name, home address and telephone number, date of birth, social security number, compensation, nationality, title, ownership interests or directorships held in the Company or its Affiliates, and details of all Awards awarded, cancelled, exercised, vested or unvested (“Data”). The Participant further understands that the Company and its Affiliates will transfer Data amongst themselves as necessary for the purposes of implementation, administration and management of the

Participant’s participation in the Plan, and that the Company and any of its Affiliates may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan.
(g)    Entire Agreement, etc. Except as otherwise provided by an applicable agreement between the Participant and the Company or an Affiliate, this Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations, and negotiations in respect thereto. No change, modification, or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the Company and the Participant. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Committee. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.
(h)    Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.
(i)    Acceptance of Agreement. The Participant has indicated his or her consent and acknowledgment of the terms of this Agreement and the Plan by executing this Agreement pursuant to the instructions provided to the Participant by or on behalf of the Company. The Participant acknowledges receipt of the Plan, and as an express condition to the grant of the RSUs under the Agreement, agrees to be bound by the terms of both this Agreement and the Plan. The Participant and the Company hereby expressly agree that the use of electronic media to indicate confirmation, consent, signature, acceptance, agreement and delivery shall be legally valid and have the same legal force and effect as if the Participant and the Company executed this Agreement in paper form.

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